Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2018 RESULTS
INCREASES ANNUAL GUIDANCE

SAN JUAN, PUERTO RICO - July 31, 2018 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the second quarter ended June 30, 2018.

Second Quarter 2018 and Recent Highlights

•	Revenue grew 10% to $113.3 million

•	GAAP Net Income attributable to common shareholders was $20.1 million or $0.27 per diluted share flat when compared with the prior year

•	Adjusted EBITDA increased 7% to $53.8 million

•	Adjusted earnings per common share was $0.46, an increase of 5%

•	Quarterly dividend reinstated at $0.05 per share

Six-Month Year-to-Date 2018 Highlights

•	Revenue grew 9% to $223.6 million

•	GAAP Net Income attributable to common shareholders was $43.1 million or $0.58 per diluted share

•	Adjusted EBITDA increased 9% to $107.7 million

•	Adjusted earnings per common share was $0.93, an increase of 4%

Mac Schuessler, President and Chief Executive Officer stated, “We are pleased with our second quarter financial results and given our expectation for the remainder of the year, we have increased our 2018 guidance."

Second Quarter 2018 Results

Revenue. Total revenue for the quarter ended June 30, 2018 was $113.3 million an increase of 10% compared with $103.5 million in the prior year. Revenue growth in the quarter reflected the impact of the acquisition of PayGroup as well as elevated sales volumes in Puerto Rico driven by post-hurricane recovery activity, federal relief and benefit programs and insurance proceeds.

Net Income attributable to common shareholders. For the quarter ended June 30, 2018, GAAP Net Income attributable to common shareholders was $20.1 million, or $0.27 per diluted share, flat as compared to the prior year.

Adjusted EBITDA. For the quarter ended June 30, 2018, Adjusted EBITDA was $53.8 million, an increase of 7% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) decreased 100 basis points to 47.4% compared with 48.4% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by the impact of PayGroup's lower margin contribution, which was partially offset by other revenue mix changes and the benefit of expense management actions.

Adjusted Net Income. For the quarter ended June 30, 2018, Adjusted Net Income was $34.5 million, an increase of 7% compared with $32.2 million in the prior year and included the impact of increased interest expense and a higher tax rate in the current year. Adjusted earnings per common share was $0.46, an increase of 5% as compared to $0.44 in the prior year.

2018 Outlook

The Company is increasing its financial outlook for 2018 as follows:

•	Total consolidated revenue between $435 million and $445 million representing growth of 7% to 9%

•	Adjusted earnings per common share guidance of $1.68 to $1.77 representing a range of 14% to 20% as compared to $1.47 in 2017

•	Capital expenditures ranging between $35 and $40 million

•	Non-GAAP effective tax rate ranging between 13% to 14%.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2018 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10110465. The replay will be available through Tuesday, August 7, 2018. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. Our presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

We use Adjusted Net Income to measure our overall profitability because we believe it better reflects our comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future we may incur expenses such as those excluded in calculating them. Further, our presentation of these measures should not be construed as an inference that our future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Condensed Statements of Income and Comprehensive Income

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
(Dollar amounts in thousands, except share data)
Revenues	$113,347	$103,511	$223,621	$204,791

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	49,131	43,030	96,551	87,203
Selling, general and administrative expenses	17,848	14,588	31,280	25,419
Depreciation and amortization	15,728	15,899	31,595	31,583
Total operating costs and expenses	82,707	73,517	159,426	144,205
Income from operations	30,640	29,994	64,195	60,586
Non-operating income (expenses)
Interest income	164	216	321	401
Interest expense	(7,665)	(7,406)	(15,344)	(14,442)
Earnings of equity method investment	175	115	374	258
Other income (expense)	(69)	1,363	748	2,637
Total non-operating expenses	(7,395)	(5,712)	(13,901)	(11,146)
Income before income taxes	23,245	24,282	50,294	49,440
Income tax expense	3,112	4,068	7,047	6,088
Net income	20,133	20,214	43,247	43,352
Less: Net income attributable to non-controlling interest	81	125	173	234
Net income attributable to EVERTEC, Inc.’s common stockholders	20,052	20,089	43,074	43,118
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(4,307)	(1,956)	(1,900)	(2,601)
Gain on cash flow hedge	387	(242)	1,890	376
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$16,132	$17,891	$43,064	$40,893
Net income per common share:
Basic	$0.28	$0.28	$0.59	$0.59
Diluted	$0.27	$0.27	$0.58	$0.59
Shares used in computing net income per common share:
Basic	72,637,733	72,508,852	72,524,228	72,572,157
Diluted	74,389,126	73,074,591	73,905,690	73,087,387

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Condensed Balance Sheets

(Dollar amounts in thousands)	June 30, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$59,333	$50,423
Restricted cash	11,076	9,944
Accounts receivable, net	82,447	83,328
Prepaid expenses and other assets	29,444	25,011
Total current assets	182,300	168,706
Investment in equity investee	13,335	13,073
Property and equipment, net	38,336	37,924
Goodwill	397,221	398,575
Other intangible assets, net	266,253	279,961
Deferred tax asset	1,071	988
Other long-term assets	5,653	3,561
Total assets	$904,169	$902,788
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$41,822	$38,451
Accounts payable	34,561	41,135
Unearned income	9,633	7,737
Income tax payable	3,892	1,406
Current portion of long-term debt	21,820	46,487
Short-term borrowings	—	12,000
Total current liabilities	111,728	147,216
Long-term debt	547,551	557,251
Deferred tax liability	12,976	13,820
Unearned income - long term	24,049	23,486
Other long-term liabilities	10,502	13,039
Total liabilities	706,806	754,812
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,717,138 shares issued and outstanding at June 30, 2018 (December 31, 2017 - 72,393,933)	727	723
Additional paid-in capital	10,654	5,350
Accumulated earnings	192,819	148,887
Accumulated other comprehensive loss, net of tax	(10,858)	(10,848)
Total EVERTEC, Inc. stockholders’ equity	193,342	144,112
Non-controlling interest	4,021	3,864
Total equity	197,363	147,976
Total liabilities and equity	$904,169	$902,788

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Condensed Statements of Cash Flows

	Six months ended June 30,
	2018	2017
Cash flows from operating activities
Net income	$43,247	$43,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,595	31,583
Amortization of debt issue costs and accretion of discount	2,361	2,490
Provision for doubtful accounts and sundry losses	369	107
Deferred tax benefit	(1,113)	(1,799)
Share-based compensation	7,322	4,189
Loss on disposition of property and equipment and other intangibles	11	176
Earnings of equity method investment	(374)	(258)
Dividend received from equity method investment	390	—
(Increase) decrease in assets:
Accounts receivable, net	811	953
Prepaid expenses and other assets	(4,236)	(6,067)
Other long-term assets	(333)	188
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(8,856)	(9,215)
Income tax payable	2,487	932
Unearned income	3,102	4,126
Other long-term liabilities	73	297
Total adjustments	33,609	27,702
Net cash provided by operating activities	76,856	71,054
Cash flows from investing activities
Additions to software	(9,015)	(9,989)
Property and equipment acquired	(6,837)	(5,485)
Proceeds from sales of property and equipment	14	25
Net cash used in investing activities	(15,838)	(15,449)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(2,014)	(1,485)
Net (decrease) increase in short-term borrowings	(12,000)	20,000
Repayment of short-term borrowing for purchase of equipment and software	(700)	(996)
Dividends paid	—	(14,523)
Repurchase of common stock	—	(7,671)
Repayment of long-term debt	(36,262)	(9,707)
Net cash used in financing activities	(50,976)	(14,382)
Net increase in cash, cash equivalents and restricted cash	10,042	41,223
Cash, cash equivalents and restricted cash at beginning of the period	60,367	60,032
Cash, cash equivalents and restricted cash at end of the period	$70,409	$101,255

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended June 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$28,043	$19,236	$25,964	$49,233	$(9,129)	$113,347
Operating costs and expenses	13,130	18,407	14,112	30,351	6,707	82,707
Depreciation and amortization	2,409	2,249	421	3,520	7,129	15,728
Non-operating income (expenses)	551	1,401	4	66	(1,916)	106
EBITDA	17,873	4,479	12,277	22,468	(10,623)	46,474
Compensation and benefits (2)	485	317	360	684	2,627	4,473
Transaction, refinancing and other fees (3)	—	—	1	—	2,820	2,821
Adjusted EBITDA	$18,358	$4,796	$12,638	$23,152	$(5,176)	$53,768

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $9.1 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Three months ended June 30, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$27,144	$12,973	$23,506	$48,672	$(8,784)	$103,511
Operating costs and expenses	11,682	13,603	13,688	29,600	4,944	73,517
Depreciation and amortization	2,269	1,848	596	4,082	7,104	15,899
Non-operating income (expenses)	556	2,724	—	3	(1,805)	1,478
EBITDA	18,287	3,942	10,414	23,157	(8,429)	47,371
Compensation and benefits (2)	125	156	121	286	1,439	2,127
Transaction, refinancing and other fees (3)	—	—	—	—	632	632
Adjusted EBITDA	$18,412	$4,098	$10,535	$23,443	$(6,358)	$50,130

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $8.8 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Six months ended June 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$55,211	$39,627	$49,343	$97,154	$(17,714)	$223,621
Operating costs and expenses	26,063	36,467	27,253	59,366	10,277	159,426
Depreciation and amortization	4,725	4,698	841	7,039	14,292	31,595
Non-operating income (expenses)	1,367	3,214	8	366	(3,833)	1,122
EBITDA	35,240	11,072	22,939	45,193	(17,532)	96,912
Compensation and benefits (2)	678	717	550	1,124	5,233	8,302
Transaction, refinancing and other fees (3)	(250)	—	1	—	2,771	2,522
Adjusted EBITDA	$35,668	$11,789	$23,490	$46,317	$(9,528)	$107,736

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $17.7 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Six months ended June 30, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$53,596	$25,937	$45,991	$96,669	$(17,402)	$204,791
Operating costs and expenses	23,484	25,869	27,101	59,365	8,386	144,205
Depreciation and amortization	4,418	3,719	1,195	8,096	14,155	31,583
Non-operating income (expenses)	1,109	5,455	1	3	(3,673)	2,895
EBITDA	35,639	9,242	20,086	45,403	(15,306)	95,064
Compensation and benefits (2)	224	307	216	512	2,944	4,203
Transaction, refinancing and other fees (3)	(660)	—	—	—	682	22
Adjusted EBITDA	$35,203	$9,549	$20,302	$45,915	$(11,680)	$99,289

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $17.4 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2018	2017	2018	2017
Net income	$20,133	$20,214	$43,247	$43,352
Income tax expense	3,112	4,068	7,047	6,088
Interest expense, net	7,501	7,190	15,023	14,041
Depreciation and amortization	15,728	15,899	31,595	31,583
EBITDA	46,474	47,371	96,912	95,064
Equity income (1)	258	(115)	59	(258)
Compensation and benefits (2)	4,473	2,127	8,302	4,203
Transaction, refinancing and other fees (3)	2,563	747	2,463	280
Adjusted EBITDA	53,768	50,130	107,736	99,289
Operating depreciation and amortization (4)	(7,223)	(7,696)	(14,544)	(15,157)
Cash interest expense, net (5)	(6,555)	(6,036)	(12,923)	(11,738)
Income tax expense (6)	(5,367)	(4,072)	(10,934)	(6,969)
Non-controlling interest (7)	(126)	(170)	(264)	(325)
Adjusted net income	$34,497	$32,156	$69,071	$65,100
Net income per common share (GAAP):
Diluted	$0.27	$0.27	$0.58	$0.59
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.46	$0.44	$0.93	$0.89
Shares used in computing adjusted earnings per common share:
Diluted	74,389,126	73,074,591	73,905,690	73,087,387

1)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

2)
Primarily represents share-based compensation and other compensation expense of $3.7 million and $2.2 million for the quarters ended June 30, 2018 and 2017 and severance payments $0.8 million for the quarter ended June 30, 2018. Primarily represents share-based compensation and other compensation expense of $7.3 million and $4.2 million for the six months ended ended June 30, 2018 and 2017 and severance payments $1.0 million and $0.1 million for the same periods, respectively.

3)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses and cost of revenues.

4)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger and other from purchase accounting intangibles generated from acquisitions.

5)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

6)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate.

7)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2018 Outlook			2017 Actual
(Dollar amounts in millions, except share data)

Revenues	$435	to	$445	$407

Earnings per Share (EPS) - Diluted (GAAP)	$1.07	to	$1.16	$0.76

Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	$0.23		$0.23	$0.33
Merger related depreciation and amortization (2)	$0.42		$0.42	$0.42
Non-cash interest expense (3)	$0.07		$0.07	$0.07
Tax effect of non-GAAP adjustments (4)	$(0.10)		$(0.10)	$(0.10)
Non-controlling interest (5)	$(0.01)		$(0.01)	$(0.01)
Total adjustments	$0.61		$0.61	$0.71

Adjusted Earnings per common share (Non-GAAP)	$1.68	to	$1.77	$1.47
Shares used in computing adjusted earnings per share (in millions)			74.2	72.9

1)
Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger and other M&A transactions.

3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

4)	Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate ranging between 13% to 14%.

5)	Represents the 35% non-controlling equity interest in Processa, net of amortization of intangibles created as part of the purchase.